UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report

September 26, 2011
(Date of earliest event reported)

IVAX Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14798 (Commission File Number)	11-3500746 (IRS Employer Identification No.)

2140 North Miami Avenue Miami, Florida (Address of principal executive offices)	33127 (Zip Code)

(305) 324-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On September 26, 2011, Kevin D. Clark, the Company’s President, Chief Executive Officer and Chief Operating Officer, delivered notice to the Company of his intention to resign effective as of March 27, 2012. The notice delivered by Mr. Clark to the Company was given pursuant to that certain Employment Agreement, dated as of March 27, 2009, between Mr. Clark and the Company, as amended on August 31, 2010 and on September 3, 2010 (the “Employment Agreement”).  In the notice, Mr. Clark indicated that his resignation was “other than for Good Reason,” as such term is defined in the Employment Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 26, 2011, Gerald Gallwas was appointed to the Company’s Board of Directors, to fill the vacancy on the Board of Directors created when the Company’s Board of Directors voted unanimously to increase the size of the Company’s Board of Directors from five to six directors.  In addition, Mr. Gallwas was appointed to the Audit Committee and the Compensation Committee of the Company’s Board of Directors.

In connection with his appointment to the Board of Directors, Mr. Gallwas was granted options under the Company’s 2009 Equity Incentive Plan to purchase 17,788 shares of the Company’s common stock at an exercise price of $0.59 per share, which equaled the closing price of a share of the Company’s common stock on the NYSE Amex on September 26, 2011. In addition to this stock option grant, Mr. Gallwas was awarded an aggregate annual cash retainer of $23,125 for his appointment to the Board of Directors and Audit and Compensation Committees of the Board of Directors of the Company. This annual cash retainer is expected to be paid in equal quarterly installments. Each of the stock option grant and annual cash retainer award was made in accordance with the Company’s current director compensation practices and was prorated to reflect that Mr. Gallwas was appointed approximately 16 weeks after the Company’s most recent annual meeting of stockholders.

Mr. Gallwas was a member of the original team that founded and managed the growth of what became the clinical diagnostic business of Beckman Instruments.  He retired after thirty years of service.  Mr. Gallwas currently serves on the boards of directors of Medica Corporation and the Arnold and Mabel Beckman Foundation and was previously the President of Sangy, Inc., an in vitro diagnostics consulting business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVAX DIAGNOSTICS, INC.

Dated: September 30, 2011	By:	/s/ Kevin D. Clark
Kevin D. Clark,
President, Chief Executive Officer
and Chief Operating Officer